     As filed with the Securities and Exchange Commission on July 1, 1997
                                                        Registration No. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           -------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           -------------------------

                      Teleport Communications Group Inc.
            (Exact name of registrant as specified in its charter)


          Delaware                                          13-3173139
(State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                       Identification No.)

437 Ridge Road, Executive Building 3                           08810
      Dayton, New Jersey                                     (Zip Code)
(Address of Principal Executive Offices)

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                      TELEPORT COMMUNICATIONS GROUP INC.
                       1997 EMPLOYEE STOCK PURCHASE PLAN
                             (Full title of plan)

                           -------------------------
                             JOHN W. THOMSON, ESQ.
                         Vice President and Secretary
                      Teleport Communications Group Inc.
                              One Teleport Drive
                      Staten Island, New York 10311-1011
                    (Name and Address of agent for service)

                           -------------------------

                    Telephone number of agent for service:
                                (718) 355-2000

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                        CALCULATION OF REGISTRATION FEE

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                                            Proposed    Proposed
                                            maximum     maximum
                                            offering   aggregate     Amount of
   Title of security         Amount being  price per    offering   registration
   being registered          registered*    share**      price          fee
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Class A
Common Stock, $.01 Par
 Value                          1,500,000   $ 31.32   $ 46,980,000   $ 14,237

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* In addition, pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares which may be offered and issued in accordance with the Plan terms to prevent dilution from stock splits, stock dividends or similar transactions plus an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
** The maximum offering price per share is calculated pursuant to Rule 457(c) and (h) using the average high and low prices of the security as of June 24, 1997 as reported in NASDAQ.

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                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing information specified in the instructions to Part I of Form S-8 will be sent or given to employees participating in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         Teleport Communications Group Inc. (the "Company") hereby incorporates, or will be deemed to have incorporated, herein by reference the following documents:

         (1) The Company's Annual Report on Form 10K for the fiscal year ended December 31, 1996 and the Company's Quarterly Report on Form 10-Q for the period ending March 31, 1997;

         (2) The Company's Current Reports on Form 8-K filed on January 23, 1997, February 20, 1997, March 7, 1997, March 17, 1997, April 4, 1997, and May
14, 1997 and all other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") since December 31, 1996;

         (3) The description of the Company's Class A Common Stock contained in the Company's most recent Exchange Act registration statement on Form 8-A filed on June 21, 1996, including any amendment thereto or report filed for the purpose of updating such description;

         (4) The Company's Notice of Annual Stockholders Meeting and Proxy Statement for its annual meeting of stockholders held on May 14, 1997, filed pursuant to Section 14 of the Exchange Act; and

         (5) All documents filed by the Company or the Teleport Communications Group Inc. 1997 Employee Stock Purchase Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

None.

Item 6.  Indemnification of Officers and Directors

         Article V of the Amended and Restated Certificate of Incorporation of the Company, (the "Certificate of Incorporation"), provides that to the fullest extent of Section 102 of the General Corporation Law of the State of Delaware (the "DGCL"), a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Section 102(b)(7) of the DGCL, provides that a corporation (in its original certificate of incorporation or an amendment thereto) may eliminate or limit the personal liability of a director (or certain persons who, pursuant to the provisions of the certificate of incorporation, exercise or perform duties conferred or imposed upon directors by the DGCL) to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

     Under Section 145 of the DGCL, in general, a corporation may indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties to which they may be made parties by reason of their being or having been directors, officers, employees or agents and shall so indemnify such persons if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Article VIII of the Certificate of Incorporation provides that the Company shall indemnify its officers, directors, employees and agents to the full extent permitted by Delaware law.

Item 7.  Exemption from Registration Claimed

Not Applicable.

Item 8.  Exhibits

      *3.6 Amended and Restated Certificate of Incorporation of the Company, as revised

      *3.7    Amended and Restated By-laws of the Company, as revised

      *4.2    Form of Amended and Restated Stockholders' Agreement

      *4.3 Form of Indenture between the Company and United States Trust Company of New York, as Trustee, relating to the 11 1/8% Senior Discount Notes due 2007 of the Company

      *4.4 Form of Indenture between the Company and United States Trust Company of New York, as Trustee, relating to 9 7/8% Senior Notes due 2006 of the Company

      *4.5    Form of Stock Certificate for Teleport Communications Group
              Inc.

         5    Opinion of Dow, Lohnes & Albertson, PLLC

     10.38    Teleport Communications Group Inc. 1997 Employee Stock
              Purchase Plan

      23.1    Consent of Deloitte & Touche LLP

      23.2    Consent of Dow, Lohnes & Albertson
              (contained in their opinion in Exhibit 5)


* Incorporated by reference to the corresponding exhibit of TCGI's Registration Statements on Form S-1 (File Nos. 333-3850 and 333-3984)

Item 9.  Undertakings

  (1) The undersigned registrant hereby undertakes:

      (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (b) that, for the purpose of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dayton, State of New Jersey on the 30th day of June, 1997.

                              TELEPORT COMMUNICATIONS GROUP INC.


                              By: /s/ Robert Annunziata
                                 -------------------------------------------
                                    Chairman of the Board, President and
                                         Chief Executive Officer


  Pursuant to the requirements of the Securities Act of 1933, the Plan Administrators have duly caused this Registration Statement to be signed by the following persons in the capacities and on the dates indicated.


       Signature                   Capacity                  Date
       ---------                   --------                  ----

/s/ Robert Annunziata      Chairman of the Board of        June 30, 1997
-------------------------  Directors, President and
Robert Annunziata          Chief Executive Officer

/s/ John A. Scarpati       Senior Vice President and       June 30, 1997
-------------------------  Chief Financial Officer
John A. Scarpati           (Principal Financial Officer)

/s/ Maria Terranova-Evans  Vice President and Controller   June 30, 1997
-------------------------  (Principal Accounting
Maria Terranova-Evans      Officer)

/s/ James O. Robbins       Director                        June 30, 1997
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James O. Robbins

/s/ Brian L. Roberts       Director                        June 27, 1997
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Brian L. Roberts

/s/ Brendan R. Clouston    Director                        June 30, 1997
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Brendan R. Clouston

/s/ John R. Dillon         Director                        June 25, 1997
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John R. Dillon

/s/ Gerald W. Gaines       Director                        June 30, 1997
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Gerald W. Gaines


/s/ Lawrence S. Smith           Director                        June 30, 1997
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Lawrence S. Smith


/s/ Larry E. Romrell            Director                        June 30, 1997
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Larry E. Romrell


/s/ David M. Woodrow            Director                        June 30, 1997
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David M. Woodrow


/s/ James Bruce Llewellyn       Director                        June 30, 1997
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James Bruce Llewellyn

/s/ C.B. Rogers, Jr.            Director                        June 25, 1997
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C.B. Rogers, Jr.

/s/ Jimmy W. Hayes              Director                        June 30, 1997
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Jimmy W. Hayes

/s/ Bernard W. Schotters        Director                        June 30, 1997
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Bernard W. Schotters